Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements (Form S-8 No. 333-224978) pertaining to the 2018 Stock Option and Incentive Plan of Repligen Corporation,

(2) Registration Statements (Form S-8 No. 333-196456) pertaining to the Repligen Corporation Amended and Restated 2012 Stock Option and Incentive Plan,

(3) Registration Statements (Form S-8 No. 333-157168) pertaining to the Second Amended and Restated 2001 Repligen Corporation Stock Plan, and

(4) Registration Statement (Form S-3 No. 333-231098) of Repligen Corporation

of our reports dated February 17, 2022 with respect to the consolidated financial statements of Repligen Corporation and the effectiveness of internal control over financial reporting of Repligen Corporation, included in this Annual Report (Form 10-K) of Repligen Corporation for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 17, 2022